Exhibit 99.1
     The following is certain information regarding Cardtronics, Inc., along with its wholly-owned subsidiaries (collectively, the “Company”) and the 7-Eleven Financial Services Business. As used herein, the Company uses the following terms for ease of reference:
•	references to the “Company,” “Cardtronics,” “we,” “our,” “us,” or like terms refer to Cardtronics, Inc. and its subsidiaries;

•	references to “ATMs” refer to automated teller machines;

•	references to the “7-Eleven Financial Services Business” refer to the financial services business of 7-Eleven, Inc.;

•	references to the “7-Eleven ATM Transaction” refer to the Company’s planned acquisition of 7-Eleven Financial Services Business;

•	references to the “Financing Transactions” refer to, collectively, proposed financing for the 7-Eleven ATM Transaction, including the proposed amendment to our revolving credit facility and related debt financings; and

•	references to “pro forma” refer to financial or operating results which are presented on a pro forma basis, as adjusted for the 7-Eleven ATM Transaction and the Financing Transactions.

SUMMARY PRO FORMA
FINANCIAL AND OPERATING DATA

The pro forma amounts for the twelve months ended March 31, 2007 were derived by (1) combining the unaudited pro forma condensed consolidated statement of operations data for year ended December 31, 2006 with the unaudited pro forma condensed consolidated statement of operations data for three months ended March 31, 2007, and (2) deducting the unaudited pro forma condensed consolidated statement of operations data for three months ended March 31, 2006. The summary unaudited pro forma condensed consolidated statements of operations data has been prepared to give effect to the 7-Eleven ATM Transaction and the Financing Transactions as if each had occurred on January 1, 2006. The summary unaudited pro forma condensed consolidated balance sheet data as of March 31, 2007 gives effect to these transactions as if each had occurred on March 31, 2007. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma financial information is provided for informational purposes only. The summary unaudited condensed consolidated pro forma financial data do not purport to represent what our results of operations or financial position actually would have been if the 7-Eleven ATM Transaction or the Financing Transactions had occurred at the dates indicated, nor do such data purport to project the results of operations for any future period.

Cardtronics, Inc.

	Pro Forma
	Twelve Months Ended
	March 31, 2007
	(dollars in thousands,
	except per withdrawal
	transaction statistics)

Consolidated Statements of Operations Data:
Revenues:
ATM operating revenues	$428,982
Vcom operating revenues(1)	26,210
ATM product sales and other revenues(2)	12,750

Total revenues	467,942
Cost of revenues:
Cost of ATM operating revenues	318,011
Cost of Vcom operating revenues	15,389
Cost of ATM product sales and other revenues	11,681

Total cost of revenues	345,081

Gross profit (exclusive of depreciation shown separately below)	122,861
Operating expenses:
Selling, general, and administrative expenses(3)	34,980
Depreciation and accretion expense	29,469
Amortization expense(4)	17,998

Total operating expenses	82,447

Income from operations	40,414
Other (income) expenses:
Interest expense	38,778
Other(5)	(5,406)

Total other expenses	33,372

Income (loss) before income taxes	7,042
Income tax provision (benefit)	3,646

Net income (loss)	3,396
Preferred stock dividends and accretion expense(6)	266

Net income (loss) available to common stockholders	$3,130

Other Financial Data (unaudited):
EBITDA(7)	$93,287
Adjusted EBITDA(7)	$72,480
Adjusted EBITDA margin(8)	16.1%
Ratio of Adjusted EBITDA to interest expense	1.9	x
Capital expenditures(9):
Maintenance capital expenditures	$13,774
Growth capital expenditures	48,673

Total capital expenditures	$62,447

Operating Data (unaudited):
Average number of transacting ATMs	31,058
Total withdrawal transactions	196,154
Per withdrawal transaction:
Total transaction revenues	$2.19
Transaction gross profit	0.57
Transaction gross profit margin	26.0%

As of March 31, 2007
Pro Forma
(in thousands)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$13,895
Total assets	586,031
Total long-term debt and capital lease obligations, including current portion	406,090
Preferred stock(10)	76,661
Total stockholders’ deficit	(42,185)

(1)	Includes upfront placement fee revenues of $18.4 million for the pro forma twelve months ended March 31, 2007 received by 7-Eleven related to the acquired Vcom operations.

(2)	Consists primarily of revenues from the sale of equipment to our merchant-owned customer base and our associated value added resellers, or VARs, as well as other miscellaneous non-transaction based revenues.

(3)	Includes non-cash stock-based compensation totaling $0.9 million for the pro forma twelve months ended March 31, 2007 related to options granted to certain employees and a restricted stock grant made to our chief executive officer in 2003.

(4)	Includes pre-tax impairment charge $0.1 million for the pro forma twelve months ended March 31, 2007.

(5)	Primarily consists of $4.8 million in other income primarily related to settlement proceeds received from Winn-Dixie Stores, Inc. (“Winn-Dixie”), one of our merchant customers as part of that company’s successful emergence from bankruptcy and $0.6 million of gains related to the sale of the Winn-Dixie equity securities.

(6)	Reflects the accretion of the Series B Preferred Stock issuance costs.

(7)	EBITDA represents income before interest, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude acquisition-related transition costs, stock compensation expense, other (income) losses, minority interest, certain surcharge replacement fees, terminated lease expenses, and the majority of the upfront Vcom placement fee revenues. EBITDA and Adjusted EBITDA are included in this Current Report because they are measurements upon which we assess our financial performance. EBITDA and Adjusted EBITDA are not intended to represent operating income or cash flow from operations as defined by U.S. GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as a measure of liquidity. While EBITDA and Adjusted EBITDA are frequently used as measures of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following table provides a reconciliation from net income (loss) to EBITDA and Adjusted EBITDA:

Pro Forma
Twelve Months Ended
March 31, 2007
(in thousands)

Net income (loss)	$3,396
Interest expense	38,778
Income tax provision (benefit)	3,646
Depreciation, amortization, and accretion	47,467

EBITDA	$93,287
Acquisition-related transition costs(a)	(8)
Stock compensation expense	975
Other (income) loss(b)	(5,077)
Minority interest	(74)
Other adjustments — Cardtronics(c)	2,084
Other adjustments — 7-Eleven(d)	(1,025)
Elimination of certain upfront Vcom placement fees(e)	(17,682)

Adjusted EBITDA	$72,480

(a)	Amounts presented reflect the incremental costs incurred after historical acquisitions to transition acquired ATM networks to our platform.

(b)	See footnote (5) above for a description of the specific components of this line item.

(c)	Other adjustments consist primarily of $1.1 million of inventory adjustments, the majority of which related to our Triple-DES upgrade efforts, and $0.5 million of costs incurred related to our efforts to convert our ATM portfolio over to our in-house transaction processing switch.

(d)	Other adjustments related to 7-Eleven reflect the elimination of $3.5 million of surcharge replacement fees received in the second quarter of 2006 related to the agreement with CO-OP® and the elimination of $2.5 million of historical operating lease expense amounts for the acquired 7-Eleven Financial Services Business related to operating leases that were paid off prior to the acquisition date. While we have eliminated the lease expense associated with those leases paid off, such costs would have been partially replaced by the depreciation and interest expense on additional ATMs acquired to replace the previously leased ATMs.

(e)	Amounts presented reflect the elimination of the majority of the upfront Vcom placement fee revenues associated with the acquired Vcom operations. We have eliminated upfront Vcom placement fee revenues related to services for which we do not expect to receive placement fees in the future.

(8)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues. For purposes of pro forma calculations, we exclude the majority of the upfront Vcom placement fee revenues associated with the acquired Vcom operations from total revenues as such amounts have been excluded from Adjusted EBITDA.

(9)	Capital expenditure amounts for Cardtronics Mexico are reflected gross of any minority interest amounts.

(10)	The amount reflected on our balance sheet is shown net of issuance costs of $1.3 million as of March 31, 2007. The aggregate redemption price for the preferred stock was $78.0 million as of March 31, 2007.